Exhibit 99.1

Republic Services and US Ecology Announce Expiration of

Hart-Scott-Rodino Waiting Period for the

Acquisition of US Ecology

PHOENIX and BOISE, Idaho (March 31, 2022) – Republic Services, Inc. (NYSE: RSG) and US Ecology, Inc. (NASDAQ-GS: ECOL) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which applies to the proposed acquisition by Republic Services of US Ecology, expired at 11:59 p.m. Eastern Time, on March 30, 2022. The transaction is expected to close during the second quarter, subject to approval by US Ecology’s stockholders and satisfaction of the remaining conditions to closing.

About Republic Services

Republic Services, Inc. is a leader in the U.S. environmental services industry. Through its subsidiaries, the Company provides superior service offerings while partnering with customers to create a more sustainable world. For more information, visit RepublicServices.com, or follow us at Facebook.com/RepublicServices, @RepublicService on Twitter or Republic Services on LinkedIn.

About US Ecology

US Ecology is a leading provider of environmental services to commercial and government entities. The company addresses the complex waste management and response needs of its customers offering treatment, disposal, beneficial re-use, and recycling of hazardous, non-hazardous, radioactive and other specialty waste. US Ecology also provides a variety of vertically integrated field services including logistics and response at its customers in-field locations and through its network of 10-day transfer facilities. Logistics solutions include specialty waste packaging, collection lab pack, transportation, and total waste management. Response solutions include emergency response, oil spill response standby services, spill clean-up services, remediation, and industrial services. US Ecology’s focus on safety, environmental compliance, and best-in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952. For more information visit www.usecology.com.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Republic Services and US Ecology that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about Republic Services’ or US Ecology’s plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although Republic Services and US Ecology believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurances that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war (including the ongoing war in Ukraine), riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, the risk that the transaction may not be completed in a timely manner, if at all, the failure to satisfy the conditions of the consummation of the transaction, the effect of the announcement or pendency of the transaction on Republic Services’ or US Ecology’s business relationships, operating results, and business generally, the risk that the proposed transaction disrupts current plans and operations of Republic Services or US Ecology, including by diverting management’s attention from ongoing business operations, and the outcome of any legal or regulatory proceedings related to the merger agreement or the transaction. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in Republic Services’ and US Ecology’s respective reports filed with the Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2021, particularly under Part II, Item 1A - Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for Republic Services or US Ecology to predict all such risk factors, or to assess the impact such risk factors might have on their businesses. Republic Services and US Ecology undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Republic Services and US Ecology. US Ecology has filed with the SEC a definitive proxy statement in connection with the contemplated transaction. The definitive proxy statement contains important information about the contemplated transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed with the SEC at the SEC’s website at www.sec.gov, or without charge, contacting US Ecology’s Investor Relations, Alison Ziegler at aziegler@darrowir.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

US Ecology and its directors and executive officers may be deemed to be participants in the solicitation of proxies from US Ecology’s stockholders in connection with the contemplated transaction. Information about US Ecology’s directors and executive officers is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions is included in the definitive proxy statement that US Ecology has filed with the SEC.

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Media Inquiries	Investor Inquiries – Republic Services
Media@RepublicServices.com	Investor@RepublicServices.com
(480) 757-9770	(480) 718-6548

Investor Inquiries – US Ecology

azieglar@darrowir.com

(201) 220-2678

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